Exhibit (j)(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” for Janus Aspen Protected Series — Growth in this Registration Statement on Form N-1A.
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
April 27, 2012